SALES AGREEMENT

THIS SALES AGREEMENT, entered into as of this 31st day of March 1998, by and between American Aviation, L.L.C., a limited liability company organized and existing under the laws of the State of Missouri ("Seller") and American Aviation Charters, L.L.C., a limited liability company organized and existing under the laws of the State of Louisiana ("Buyer");

WHEREAS, Seller owns each of the four aircraft described in Appendix A hereto (the "Aircraft") and the Other Property (as defined in Section 1.01); and

WHEREAS, Buyer desires to purchase the Equipment (as defined in Section 1.01) from Seller and Seller desires to sell the Equipment to Buyer in accordance with the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1.  DEFINITIONS

   1.01  In this Agreement, unless the context otherwise requires:

   "Acceptance Certificate" means a certificate substantially in the form set out in Appendix B hereto to be signed by Buyer immediately after Delivery.

   "Aircraft" means the aircraft identified in Appendix A hereto.

   "Closing" or "Delivery" means the time at which the property, risk and title in the Equipment shall pass to Buyer in accordance with this Agreement.

   "Dollars" or "$" means the lawful currency of the United States of America.

   "Equipment" means the Aircraft, the Intangible Property and the Other
Property.

   "FAA" means the United States Federal Aviation Administration or any successor agency thereto.

   "Intangible Property" means the Learjet training expenses and the assistance provided by Seller pursuant to Section 11.01(a).

   "Manuals and Technical Records" means the manuals, historical technical data and other records relating to the Aircraft in the possession of Seller.

   "Other Property" means the Vehicle (as defined herein) and the office equipment.

   "Purchase Price" means the sum of Two Million Nine Hundred Seventeen Thousand Dollars ($2,917,000) allocated as set forth in Exhibit C.

   "Vehicle" means one (1) used Chevrolet Tahoe truck.

   1.02 In this Agreement, unless the context otherwise requires, references to Sections and the Appendices are to be construed as references to the Sections of, and the appendices to, this Agreement and references to this Agreement include its Recital and Appendices.

   1.03 Words importing the plural shall include the singular and vice versa, and references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any State of agency thereof.

2. AGREEMENT TO SELL

   Seller agrees to sell and Buyer agrees to buy the Equipment for the Purchase Price and otherwise upon and subject to the terms and conditions of this Agreement.

3. CONDITION OF AIRCRAFT AND OTHER PROPERTY

   The Aircraft and Other Property shall be tendered for Delivery by Seller to Buyer on an "AS IS, WHERE IS" basis.

4. DELIVERY AND ACCEPTANCE

   4.01 Delivery shall take place in such location as shall be agreed by the parties, such delivery to occur on March 31, 1998. It is agreed and understood that time is of the essence with respect to the Delivery and with respect to all other provisions of this Agreement.

   4.02 Upon receipt by Seller of the Purchase Price from Buyer, Seller shall deliver the Aircraft and Other Property to Buyer and Buyer shall execute and deliver to Seller the Acceptance Certificates.

   4.03 Immediately upon Delivery and by delivery of the Aircraft and Other Property to Buyer title to and risk of loss of or damage to the Aircraft and Other Property shall pass from Seller to Buyer. At Delivery Seller shall deliver to Buyer or its representatives FAA form bills of sale for the Aircraft and title documents for the Vehicle.

5. PAYMENT

   5.01 The Purchase Price shall be paid to and received by Seller in the account set forth in Section 5.02.

   5.02 All payments to Seller shall be made by wire transfer received by Seller in immediately available funds at such accounts as are specified by Seller.

   5.03 All payments shall be made in full, without any set-off, counterclaim, deduction, recoupment or defense and without abatement, suspension, deferment, diminution or proration by reason of any circumstance or occurrence whatsoever, free and clear of and without deduction of or withholding for or on account of any present or future taxes, duties, fees or other charges. If any such taxes, duties, fees or charges are levied or imposed, Buyer agrees to pay the full amount of such taxes and such additional amounts as may be necessary so that Seller shall receive in full, after withholding or deduction for or on account of such taxes, duties, fees or charges, all amounts due hereunder.


6. CONDITIONS PRECEDENT

   6.01 Seller's obligation to sell the Equipment to Buyer is subject to the following conditions being fulfilled to the satisfaction of Seller on or prior to the date of Delivery:

       (a) Buyer shall have paid and Seller shall have received the Purchase Price in accordance with Section 5;

       (b) Buyer shall have executed and delivered to Seller the Acceptance Certificates;

       (c) Buyer shall have delivered to Seller an insurance certificate evidencing the insurance required by Section 10;

       (d) The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at Delivery as though made at such time.

   6.02 Buyer's obligation to purchase the Equipment from Seller is subject to the following conditions being fulfilled to the satisfaction of Buyer on or prior to the date of Delivery:

       (a) Seller shall deliver to Buyer the bills of sale and title documents specified in Section 4.03.

7. REPRESENTATIONS AND WARRANTIES

   7.01  Buyer hereby represents and warrants that

       (a) it is a limited liability company duly organized and validly existing under the laws of the State of Louisiana;

       (b) the execution, delivery and performance of its obligations under this Agreement (and all agreements, document, and instruments to be executed and delivered by Buyer contemporaneously herewith or pursuant to the provisions hereof) have been duly authorized by all necessary action on the part of Buyer and do not and will not conflict with, or constitute a violation of, or a default under Buyer's organizational documents or any agreement of any kind or nature, or contravene any law, governmental rule, regulation or order binding on Buyer;

       (c) neither the execution, delivery or performance by Buyer of this Agreement nor any document, certificate or opinion to be delivered in connection herewith by Buyer requires the consent or approval of, the giving of notice to, registration with, or the taking of any other action in respect of any federal or state governmental authority or agency, including any judicial body or any other person, entity or corporation or if such consent, approval, notice, registration or other action is required, it will have been obtained;

       (d) this Agreement constitutes the valid, legal and binding obligation of Buyer in accordance with its terms; and

       (e) there are no suits, action or proceedings (including but not limited to counter or cross claims) pending or threatened against Buyer or before or by any federal, state, municipal or other governmental agency, department, commission, board, bureau or instrumentality which, if adversely determined, would have a material adverse effect on Buyer's ability to perform this Agreement or any obligation hereunder.

   7.02  Seller hereby represents and warrants that

       (a) it is a limited liability company duly organized and validly existing under the laws of the State of Missouri;

       (b) that on Delivery it will transfer title to the Equipment free from all liens, mortgages and encumbrances;

       (c) the execution, delivery and performance of its obligations under this Agreement (and all agreements, documents, and instruments to be executed and delivered by Seller contemporaneously herewith or pursuant to the provisions hereof) have been duly authorized by all necessary action on the part of Seller and do not and will not conflict with, or constitute a violation of, or a default under Seller's organizational documents or any agreement of any kind or nature, or contravene any law, governmental rule, regulation or order binding on Seller;

       (d) neither the execution, delivery or performance by Seller of this Agreement nor any document or certificate to be delivered in connection herewith by Seller requires the consent or approval of, the giving of notice to, registration with, or the taking of any other action in respect of any federal or state governmental authority or agency, including any judicial body or any other person, entity or corporation or if such consent, approval, notice, registration or other action is required, it will have been obtained; and

       (e) this Agreement constitutes the valid, legal and binding obligation of Seller in accordance with its terms.

8. EXTENT OF SELLER'S LIABILITY & TAXES

   8.01 Buyer expressly agrees and acknowledges that the Aircraft and Other Property will be accepted by it in an "AS IS WHERE IS" condition and that NO CONDITION, WARRANTY OR REPRESENTATION OF ANY KIND IS OR HAS BEEN GIVEN BY OR ON BEHALF OF SELLER IN RESPECT OF THE AIRCRAFT OR OTHER PROPERTY. ACCORDINGLY BUYER CONFIRMS THAT IT HAS NOT, IN ENTERING INTO THIS AGREEMENT, RELIED ON ANY CONDITION, WARRANTY OR REPRESENTATION BY SELLER, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, WHETHER ARISING BY LAW, COURSE OF TRADE, COURSE OF DEALING OR OTHERWISE HOWSOEVER IN RELATION TO THE AIRCRAFT OR OTHER PROPERTY, WHETHER OR NOT ANY DEFECT IN THE AIRCRAFT OR OTHER PROPERTY IS APPARENT OR LATENT AT THE TIME OF ITS ACCEPTANCE BY BUYER, (INCLUDING, WITHOUT LIMITATION, CONDITIONS, WARRANTIES OR REPRESENTATIONS AS TO THE COMPLIANCE WITH DESCRIPTION, AIRWORTHINESS, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, QUALITY, WORKMANSHIP, VALUE, CONDITION, DESIGN, MANUFACTURE, PERFORMANCE OR OPERATION OF THE AIRCRAFT OR OTHER PROPERTY), AND IF DEEMED TO EXIST, THE BENEFIT OF ANY SUCH WARRANTY OR REPRESENTATION BY SELLER IS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVED BY BUYER.

   8.02 Buyer acknowledges that this Section 8 has been the subject of full discussions and negotiation. Buyer further acknowledges that the Purchase Price takes account, inter alia, of the terms of this section and that provisions similar to or to the same effect as those contained in this Section 8 are normal in transactions of this type.

   8.03 Buyer shall be liable for all taxes, duties, fees, imposts or charges associated with this transaction except for those taxes assessed upon Seller's income or profits. Buyer will indemnify and hold harmless Seller, and reimburse Seller upon its written request, for the amount of such taxes, duties, fees, imposts or charges so levied or imposed and paid by Seller.

9. INDEMNITY AND RELEASES

   9.01 Buyer agrees to indemnify and hold Seller, its affiliates and their respective members, officers, directors, employees and agents (hereinafter called "Indemnitees") harmless on a continuing basis from and against any and all losses, costs, damages, judgments, awards, fines, penalties, expenses, charges, fees, payments, demands, claims, liabilities and proceedings of any kind whatsoever, arising from and after the Closing ("Claims") that may be brought against or suffered or incurred by the Indemnitees in relation to, or arising directly or indirectly in any manner whatsoever out of, or in connection with

       (a)  any breach of this Agreement by Buyer;

       (b) the Aircraft or Vehicle including, but without prejudice to the generality of the foregoing, the condition, testing, delivery, design, manufacture, purchase, registration, ownership, possession, control, use, leasing, operation, disposal, insurance, alteration, exploration, importation, maintenance, repair, service, modification, overhaul, removal, loss, action or damage of the Aircraft or Vehicle at any time, and whether or not the same shall arise out of or be attributable to, any defect in the Aircraft or Vehicle or any part thereof, or the testing, design, use, maintenance, repair, service, overhaul, modification or otherwise of the Aircraft or Vehicle or any part thereof or for any other reason whatsoever, regardless of when the same shall or may have been carried out or put into effect; and

       (c) all Claims which may be made or brought on the ground that any design, article or material in the Aircraft or Vehicle or the operation or use thereof constitutes an infringement of patent, copyright, design or other intellectual property right or any other right whatsoever.

   9.02 Buyer hereby releases Seller from all Claims arising or suffered from and after Closing and caused directly or indirectly by the Aircraft or Vehicle or any part thereof or any inadequacy thereof for any purpose, or any deficiency or defect therein or the use or performance thereof or any maintenance, service, repair, overhaul or modification thereto, or any delay in providing or failure to provide any thereof or any interruption or loss of service or use thereof or any loss of business or other consequential damage or any damage whatsoever and howsoever caused.

   9.03 The indemnities and releases contained in this Section 9 are given to Seller for itself, its affiliates, successors and assigns and their respective members, officers, directors, employees and agents.

10.  INSURANCE

   Buyer undertakes and agrees with Seller that as from Delivery and throughout the period of two years thereafter Buyer will, at its expense, maintain or cause to be maintained in full force and effect aircraft liability insurance in respect of the Aircraft, including cover for the indemnity referred to in Section 9, naming Seller, its affiliates, successors and assigns and their respective officers, directors, members, employees and agents, as additional insureds for an amount which is not less than $50 million for the Beech 300 and $20 million for each of the Cessna aircraft combined single limit bodily injury (including passenger liability and death) and property damage liability. Such insurance shall include a breach of warranty clause in favor of Seller stating that coverage shall not be invalidated by any act or omission (including misrepresentation and non-disclosure) of Buyer, shall provide for thirty (30) days prior written notice to be received by Seller before any lapse, alteration, termination or cancellation shall be effective as to Seller, shall include provisions whereby the insurers irrevocably and unconditionally waive all rights of subrogation they may have against Seller, its affiliates, successors and assigns and their respective officers, directors, members, employees and agents, and shall contain a cross liability clause to the effect that this insurance, except for the limits of liability shall operate to give each of the additional insureds the same protection as if there were a separate policy issued to each. Buyer further undertakes and agrees with Seller that Buyer shall when requested from time to time by Seller produce to Seller a certificate of insurance reflecting such coverage and all relevant extracts from such insurance policies and, in addition, such certificates and/or other evidence as Seller may request to show that Buyer has complied with the obligations set forth in this Section 10.

11.  ADDITIONAL COVENANTS OF SELLER AND BUYER

   11.01 Seller's Covenants.

       (a) Seller hereby covenants and agrees that it shall consult with Buyer in connection with Buyer's application to the FAA for an operating certificate authorizing Buyer to engage in operations with the Aircraft under
Part 135 of the FARs. In connection with such consultation, Seller shall make available to Buyer the manuals and procedures covering the Aircraft at the time of Closing, which Seller represents to have been approved by the FAA for the operation of the Aircraft by Seller under Part 135. Seller shall provide such assistance as shall reasonably be requested to enable Buyer to develop programs and procedures required by the FAA for the operation of the Aircraft by Buyer under Part 135 of the FARs and shall arrange Learjet training for Buyer. The items covered by this Section 11.01(a) shall collectively be referred to as "Intangible Property."

       (b) Buyer hereby acknowledges that Seller cannot guarantee timing or results and agrees that Seller shall have no liability to Buyer or any third party relating to or arising out of the inability of Buyer to obtain an certificate from the FAA authorizing to operate the Aircraft under Part 135 of the FARs, any restrictions associated with the issuance of any such certificate or any delay in obtaining such certificate.



11.02 Buyer's Covenants.

   (a) In consideration of the sale of the Equipment and the services to be provided by Seller in connection with the transactions contemplated herein, Buyer covenants and agrees that it shall not engage in seismic services, including but not limited to longline helicopter operations, transportation of seismic field support personnel or any other form of helicopter seismic support.

12.  FAILURE OR DELAY IN PERFORMANCE

   Seller shall not be liable for any delay or failure in Delivery or in the performance of any other obligation under this Agreement where such failure or delay is the result of any cause or matter beyond Seller's reasonable control, including but not limited to Acts of God or the public enemy, acts or failures to act by any relevant government authority, civil war or insurrection or riots, fires or explosions or serious accidents, strikes or labor disputes, or Seller's inability to obtain necessary materials or equipment needed to correct repairable damage. Seller agrees to notify Buyer promptly of the occurrence of any such cause.

13.  NOTICES

   13.01 Every notice, request or other communication under this Agreement shall be in writing and delivered as follows:

If to Seller: American Aviation, L.L.C.
             4500 NE Evangeline Thruway
             Carencro, Louisiana 70520
             Attn: David Jeansonne
             Fax: 318-896-6655
             Telephone: 318-896-6664

If to Buyer: American Aviation Charters, L.L.C.
             301 Shepard Dr.
             Lafayette, LA 70508-2135
             Attn: Wayne Patin
             Fax: 318-266-5837
             Telephone: 318-266-5833

or to such other address or facsimile numbers as is notified by one party to the others under this Agreement or for such purposes, and shall be deemed to have been received in the case of a facsimile, 24 hours after dispatch (provided that if the date of dispatch is not a business day it shall be deemed to have been received at the opening of business on the next such business day), and in the case of personal delivery, upon actual delivery or the intended recipient's refusal to accept delivery.

14.  ASSIGNMENT

   None of the parties may assign any of its rights or duties under this Agreement without the prior written consent of the other, such consent not to be unreasonably withheld or delayed.


15.  MISCELLANEOUS

   15.01 This Agreement constitutes the entire agreement, both written and oral, between the parties or their respective representatives with respect to the subject matter hereof and is not intended to confer upon any other person any rights or remedies hereunder not expressly granted thereto. This Agreement shall not be further amended or modified unless in writing duly signed by the parties hereto.

   15.02 The provisions of this Agreement shall be deemed independent and severable and the invalidity, partial invalidity or unenforceability of any one provision or portion of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability and any prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

   15.03 No failure or delay on the part of either party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other further exercise of any such right or power. The remedies provided herein are cumulative, and not exclusive of any remedies provided by law.

   15.04 Each party shall be liable for its own legal fees, costs, expenses and disbursements associated with the transaction contemplated hereby.

   15.05 The covenants, agreements, indemnifications, representations and warranties made herein shall survive the execution and delivery of the Agreement and the bills of sale and the consummation of the transactions described herein.

   15.06 This Agreement may be executed in one or more counterparts each of which shall be deemed an original, all of which together shall constitute one and the same agreement.

   15.07 The captions contained in this Agreement are for convenience purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16.  GOVERNING LAW

   This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Louisiana without giving effect to the principles of conflicts of law thereunder.


                        SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF the parties hereto have entered into this Agreement on the date first above written.

SELLER:                          BUYER:

AMERICAN AVIATION, L.L.C.        AMERICAN AVIATION CHARTERS, L.L.C.


By:/s/ Roger E. Thomas           By:/s/ Wayne Patin

Name: Roger E. Thomas            Name: Wayne Patin

Title: Member                    Title: Manager

                                                     APPENDIX A


                               AIRCRAFT

1. One (1) used Beech 300 aircraft which consists of an airframe bearing FAA Registration No. N3AH and Manufacturer's Serial No. FA-130 together with its installed Pratt & Whitney PT6A-60A engines bearing manufacturer's serial numbers PCE 95267 and PCE 95264.

2. One (1) used Cessna A185F aircraft which consists of an airframe bearing FAA Registration No. N9667Q and Manufacturer's Serial No. 18503785 together with its installed Continental IO550D17B engine bearing manufacturer's serial number 284183-R.

3. One (1) used Cessna 172N aircraft which consists of an airframe bearing FAA Registration No. N4693J and Manufacturer's Serial No. 17273663 together with its installed Continental O-320-H2AD engine bearing manufacturer's serial number L-5620-7673655.

4. One (1) used Cessna 414 aircraft which consists of an airframe bearing FAA Registration No. N414WE and Manufacturer's Serial No. 414A-0309 together with its installed Continental TSIO-520-NB engines bearing manufacturer's serial numbers L-514074 and R-509722.

                                                     APPENDIX B-1


          ACCEPTANCE CERTIFICATE FOR ONE BEECH 300 AIRCRAFT
                   FAA REGISTRATION NUMBER N3AH AND
          MANUFACTURER'S SERIAL NUMBER FA-130 TOGETHER WITH
            ITS INSTALLED PRATT & WHITNEY PT6A-60A ENGINES



RECEIPT is hereby acknowledged of one (1) used Beech 300 aircraft which consists of an airframe bearing Federal Aviation Administration ("FAA") Registration No. N3AH and Manufacturer's Serial No. FA-130 together with its installed Pratt & Whitney PT6A-60A engines bearing manufacturer's serial numbers PCE 95267 and PCE 95264, and the Manuals and Technical Records.

The Aircraft is hereby accepted and acknowledged to be in all respects in accordance with the terms of a Sales Agreement dated the 31st day of March 1998 between American Aviation LLC ("Seller") and American Aviation Charters, L.L.C. ("Buyer").


Dated this 31st day of March, 1998 at Lafayette, La.




BUYER:
American Aviation Charters, L.L.C.


By:    /s/ Wayne Patin

Name:  Wayne Patin

Title: Manager

                                                     APPENDIX B-2


         ACCEPTANCE CERTIFICATE FOR ONE CESSNA 172N AIRCRAFT
                  FAA REGISTRATION NUMBER N4693J AND
         MANUFACTURER'S SERIAL NUMBER 17273663 TOGETHER WITH
              ITS INSTALLED CONTINENTAL IO550D17B ENGINE



RECEIPT is hereby acknowledged of one (1) used Cessna 172N aircraft which consists of an airframe bearing Federal Aviation Administration ("FAA") Registration No. N4693J and Manufacturer's Serial No. 17273663 together with its installed Continental IO550D17B engine bearing manufacturer's serial number 284183-R, and the Manuals and Technical Records.

The Aircraft is hereby accepted and acknowledged to be in all respects in accordance with the terms of a Sales Agreement dated the 31st day of March 1998 between American Aviation LLC ("Seller") and American Aviation Charters, L.L.C. ("Buyer").


Dated this 31st day of March, 1998 at Lafayette, La.




BUYER:
American Aviation Charters, L.L.C.


By:    /s/Wayne Patin

Name:  Wayne Patin

Title: Manager

                                                     APPENDIX B-3


         ACCEPTANCE CERTIFICATE FOR ONE CESSNA A185F AIRCRAFT
                  FAA REGISTRATION NUMBER N9667Q AND
         MANUFACTURER'S SERIAL NUMBER 18503785 TOGETHER WITH
             ITS INSTALLED CONTINENTAL O-320-H2AD ENGINES



RECEIPT is hereby acknowledged of one (1) used Cessna A185F aircraft which consists of an airframe bearing Federal Aviation Administration ("FAA") Registration No. N9667Q and Manufacturer's Serial No. 18503785 together with its installed Continental I0550D17B engine bearing manufacturer's serial number L-5620-7673655, and the Manuals and Technical Records.

The Aircraft is hereby accepted and acknowledged to be in all respects in accordance with the terms of a Sales Agreement dated the 31st day of March 1998 between American Aviation LLC ("Seller") and American Aviation Charters, L.L.C. ("Buyer").


Dated this 31st day of March, 1998 at Lafayette, La.




BUYER:
American Aviation Charters, L.L.C.


By:    /s/Wayne Patin

Name:  Wayne Patin

Title: Manager

                                                     APPENDIX B-4

          ACCEPTANCE CERTIFICATE FOR ONE CESSNA 414 AIRCRAFT
                  FAA REGISTRATION NUMBER N414WE AND
         MANUFACTURER'S SERIAL NUMBER 414A-0309 TOGETHER WITH
            ITS INSTALLED CONTINENTAL TSIO-520-NB ENGINES



RECEIPT is hereby acknowledged of one (1) used Cessna 414 aircraft which consists of an airframe bearing Federal Aviation Administration ("FAA") Registration No. N414WE and Manufacturer's Serial No. 414A-0309 together with its installed Continental TSIO-520-NB engines bearing manufacturer's serial numbers L-514074 and R-509722, and the Manuals and Technical Records.

The Aircraft is hereby accepted and acknowledged to be in all respects in accordance with the terms of a Sales Agreement dated the 31st day of March 1998 between American Aviation LLC ("Seller") and American Aviation Charters, L.L.C. ("Buyer").


Dated this 31st day of March, 1998 at Lafayette, La.




BUYER:
American Aviation Charters, L.L.C.


By:    /s/ Wayne Patin

Name:  Wayne Patin

Title: Wayne Patin

                                                     APPENDIX B-5

         ACCEPTANCE CERTIFICATE FOR ONE CHEVROLET TAHOE TRUCK



RECEIPT is hereby acknowledged of one (1) used Chevrolet Tahoe Truck (the "Vehicle"). The Vehicle is hereby accepted and acknowledged to be in all respects in accordance with the terms of a Sales Agreement dated the 31st day of March 1998 between American Aviation, L.L.C. ("Seller") and American Aviation Charters, L.L.C. ("Buyer").


Dated this 31st day of March, 1998 at Lafayette, La.




BUYER:
American Aviation Charters, L.L.C.


By:    /s/ Wayne Patin

Name:  Wayne Patin

Title: Manager

                                                     APPENDIX C

                     ALLOCATION OF PURCHASE PRICE



EQUIPMENT:                                 PRICE

1.  Beech 300 aircraft bearing FAA          1. $  1,878,000
Registration No. N3AH and
Manufacturer's Serial No. FA-130.

2.  Cessna A185F aircraft bearing FAA       2. $    159,000
Registration No. N9667Q and
Manufacturer's Serial No. 18503785.

3.  Cessna 172N aircraft bearing FAA        3. $     43,000
Registration No. N4693J and
Manufacturer's Serial No. 17273663.

4.  Cessna 414 aircraft bearing FAA         4. $    430,000
Registration No. N414WE and
Manufacturer's Serial No. 414A-0309.

5.  1997 Chevrolet Tahoe Truck              5. $     30,000

6.  Office Equipment                        6. $     37,000

7.  Consulting Services in connection       7. $    300,000
with Buyer's Application for FAA Part
135 Certificate (including relevant
manuals)

8.  Learjet Training Expenses               8. $    40,000

TOTAL                                          $ 2,917,000

